MERITAGE HOMES CORPORATION

1,635,000 Shares

Common Stock
($.01 Par Value)

UNDERWRITING AGREEMENT

February 24, 2005

MERITAGE HOMES CORPORATION

Common Stock

($.01 Par Value)

UNDERWRITING AGREEMENT

February 24, 2005

UBS Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
JMP Securities LLC
A.G. Edwards & Sons, Inc.

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     Meritage Homes Corporation, a Maryland corporation (the “Company”), proposes to issue and sell and the persons named in Schedule B annexed hereto (the “Selling Stockholders”) propose to sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 1,500,000 shares (the “Firm Shares”) of Common Stock, $.01 par value (the “Common Stock”) of the Company of which 900,000 shares are to be issued and sold by the Company and an aggregate of 600,000 shares are to be sold by the Selling Stockholders in the respective amounts set forth under the caption “Firm Shares” in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 135,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the prospectus which is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Company Registration Statement”) on Form S-3 (File No. 333-87398) including a prospectus, relating to the Shares to be sold by the Company, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has also filed, in accordance with the provisions of the Act, with the Commission a registration statement (the “Shareholder Registration Statement”) on Form S-3 (File No. 333-58793) including a prospectus, relating to the Shares to be sold by the Selling Stockholders, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Exchange Act. The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the prospectuses included in the registration statements referred to above setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the prospectuses included in the registration statements referred to above, as supplemented by a preliminary Prospectus Supplement relating to the Shares, and the documents incorporated by reference therein (each such preliminary prospectus being referred to herein as a “Preliminary Prospectus”). Except where the context otherwise requires, the Company Registration Statement and the Shareholder Registration Statement, each as amended when it became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of its effectiveness and also including any registration statement filed pursuant to Rule 462(b) under the Act, is collectively referred to herein as the “Registration Statement”, and the prospectuses included in the Registration Statement, including all documents incorporated therein by reference, as supplemented by the final Prospectus Supplement relating to the Shares, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), are herein collectively called the “Prospectus”. Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend”, “amendment”, or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

     The Company, the Selling Stockholders and the Underwriters agree as follows:

     1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder the respective number of Firm Shares (subject to adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or such Selling Stockholder, as the case may be, set forth opposite the name of such Underwriter in Schedule A annexed hereto at a purchase price of $67.536 per Share. The Company and each Selling Stockholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per Share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day 1 after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and each of the Selling Stockholders by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 2, 2005 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payments and delivery are actually made is hereinafter referred to as the “Time of Purchase”. Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company and the Selling Stockholders agree to make such certificates available to you for such purpose at least one full business day preceding the Time of Purchase.

     Payment of the purchase price for the Additional Shares shall be made to the Company at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you by the Company in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Additional Time of Purchase. For the purpose of expediting

[1]	As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the Additional Time of Purchase.

     3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

     (a) The Company Registration Statement became effective under the Act on May 14, 2002 and the conditions to the use of Form S-3 have been satisfied. The Shareholder Registration Statement became effective under the Act on July 27, 1998 and the conditions to the use of Form S-3 have been satisfied. No order of the Commission preventing or suspending the use of any Preliminary Prospectus has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied, when it became effective, complies and will comply in all material respects with the provisions of the Act and the Prospectus will comply in all material respects with the provisions of the Act and any statutes, regulations, contracts, governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not, when it became effective, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, Registration Statement or the Prospectus; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

     (b) As of the date of this Agreement, the Company has an authorized capitalization as set forth under the heading entitled “Actual” in the section of the Registration Statement and Prospectus entitled “Capitalization” and, as of the Time of Purchase, the Company shall have an authorized capitalization as set forth under the heading entitled “As adjusted for shares offered” in the section of the Registration Statement and Prospectus entitled “Capitalization”. All of the issued and outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Exhibit A is a true and complete list of each entity in which the Company has, or will have as of the Time of Purchase, a direct or indirect majority equity or voting interest, their jurisdictions of incorporation or formation, their stockholders, partners or members and percentage equity ownership by the Company. The term “Subsidiaries” as used herein shall refer to all of the subsidiaries listed on Exhibit A hereto. All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement and Prospectus or on Exhibit A hereto, are owned, directly or indirectly, by the Company free and clear of all liens. Except as set forth in the Registration Statement and Prospectus, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Company or any of the Subsidiaries.

     (c) Each of the Company and the Subsidiaries (a) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate, limited liability company, partnership or other similar power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval would not, individually or in the aggregate, have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

     (d) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (e) This Agreement has been duly and validly executed and delivered by the Company.

     (f) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus, the certificates for the Shares are in due and proper form, and the holders of the Shares will not be subject to personal liability by reason of being such holders.

     (g) The Shares have been duly and validly authorized and, in the case of the Shares to be sold by the Company, when issued and, in each case, when delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable.

     (h) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction as contemplated hereby other than (A) such as have been or will be obtained or made on or prior to the Time of Purchase, (B) registration of the offer and sale of the Shares under the Act, which has been effected as described herein, (C) such approvals as have been obtained (or will be obtained prior to the Time of Purchase) in connection with the listing of the Shares on the NYSE, (D) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”), and any approvals, authorizations, consents or orders the failure to obtain or make would not adversely affect consummation of the transactions contemplated by this Agreement.

     (i) Except as described in the Registration Statement and Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of capital stock or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of Shares to the Underwriters contemplated thereby, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof.

     (j) All taxes, fees and other governmental charges that are due and payable on or prior to the Time of Purchase in connection with the execution, delivery and performance of this Agreement and the delivery and sale of the Shares shall have been paid by or on behalf of the Company at or prior to the Time of Purchase.

     (k) None of the Company or any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), (C) in violation of any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (D) in violation of any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties, which in the case of clauses (B), (C) and (D) herein, individually or in the aggregate, could have a Material Adverse Effect.

     (l) The execution, delivery and performance by the Company of this Agreement, including the consummation of the offer and sale of the Shares, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or lapse of time or both, would constitute a default) under, or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to (A)

the charter, bylaws or other constitutive documents of any of the Company or any Subsidiary, (B) any of the Agreements and Instruments, except as would not have a Material Adverse Effect, (C) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties.

     (m) Except as set forth in the Registration Statement and Prospectus, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject that (x) in the case of clause (A) above, if determined adversely to the Company or any Subsidiary, could, individually or in the aggregate, (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Shares in any jurisdiction or adversely affect the consummation of the transactions contemplated hereby and (y) in the case of clauses (B) and (C) above, could, individually or in the (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Shares in any jurisdiction or adversely affect the consummation of the transactions contemplated hereby. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Shares that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Time of Purchase be, complied with in all material respects.

     (n) Except as would not have a Material Adverse Effect, no labor problem or dispute with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened.

     (o) Except as described in the Registration Statement and Prospectus, the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities for violations under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder, relating to pollution or protection of public and employee health and safety, emissions, discharges, releases or threatened releases of hazardous or toxic substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (including, but not limited to, the (i) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (ii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom) (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority which could result in a Material Adverse Effect are fully and accurately described in all material respects in the Registration Statement and Prospectus.

     (p) The Company and each Subsidiary have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, a “License”), necessary to engage in the business conducted by it in the manner described in the Registration Statement and Prospectus, except where failure to hold such Licenses would not, individually or in the aggregate, have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such License, except where any such limitations, suspensions or revocations would not, individually or in the aggregate, have a Material Adverse Effect. All such Licenses are valid and in full force and effect and the Company and each Subsidiary are in compliance in all material respects with the terms and conditions of all such Licenses and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Licenses, except for any invalidity, failure to be in full force and effect or noncompliance with any License that would not, individually or in the aggregate, have a Material Adverse Effect.

     (q) The Company and each Subsidiary have valid title in fee simple to all items of real property and valid title to all personal property owned by each of them (excluding land banks, homeowners’ associations, golf clubs and district properties) described in the Registration Statement and Prospectus, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary to an extent that such interference could have a Material Adverse Effect, and (ii) liens securing debt described in the Registration Statement and Prospectus. Any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

     (r) Except as set forth in the Registration Statement and Prospectus, the Company and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Registration Statement and Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property would not have a Material Adverse Effect. Except as set forth in the Registration Statement and Prospectus, none of the Company or any Subsidiary has received any notice of infringement of or conflict with (and none of them knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, could have a Material Adverse Effect. Except as set forth in the Registration Statement and Prospectus, the use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as would not have a Material Adverse Effect.

     (s) All material tax returns required to be filed by the Company and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed, except where valid extensions have been obtained; and all taxes, including withholding, value added and franchise taxes, penalties and interest, assessments, fees and other charges that are due and payable have been paid (or, with respect to those based on good faith estimates, have been paid to the extent of such estimates), other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, there are no material proposed additional tax assessments against any of the Company and the Subsidiaries or their assets or property.

     (t) None of the Company or the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA.

     (u) None of the Company or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

     (v) Except as set forth in the Prospectus, the Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (w) (i) the Company and each Subsidiary has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; (iii) the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (x) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; (iv) any material weaknesses in internal controls have been identified for the Company’s auditors; and (v) since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except, in the case of clauses (i), (ii) and (v), as set forth in the Prospectus.

     (x) The Company and any of the officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

     (y) The Company and each Subsidiary maintains insurance covering their properties, assets, operations, personnel and businesses, and, in the good faith estimate of management, such insurance is of such type and in such amounts as is in accordance with customary industry practice in the locations where the Company and each Subsidiary conduct operations, taking into account the costs and availability of such insurance.

     (z) Each of KPMG LLP and Deloitte & Touche LLP are independent accountants within the meaning of the Act. The historical financial statements, including any amendment thereto, and the notes thereto included in the Registration Statement and Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statement and Prospectus). The other financial and statistical information and data included in the Registration Statement and Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries.

     (aa) Except as described in the section entitled “Underwriting” in the Prospectus Supplement, there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Underwriters that would give rise to a valid claim against the Company, any Subsidiary or the Underwriters for a bro-

kerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares.

     (bb) The statistical and market-related data included in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

     (cc) The Company has obtained (or will obtain prior to the Time of Purchase) the written agreement in substantially the form attached hereto as Exhibit B (the “Lock-Up Letter Agreement”) of each of the Company’s directors and executive officers.

     (dd) Neither the Company nor any of the Subsidiaries has either sent or received any notice of termination of any of the contracts or agreements expressly referred to or described in the Prospectus, and no such termination has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

     (ee) Neither the Company nor any of the Subsidiaries or any of their respective directors and officers has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (ff) The Company has not distributed and will not distribute, prior to the later of the Additional Time of Purchase and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus or the Registration Statement.

     (gg) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

     (hh) Any certificate signed by an officer of the Company or any Subsidiary delivered to you or to counsel for the Underwriters pursuant to this Agreement or in connection with the Closing contemplated hereby shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

     (a) such Selling Stockholder now is and at the time of delivery of such Shares will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares, the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

     (b) such Selling Stockholder has and at the time of delivery of such Shares will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

     (c) to the knowledge of such Selling Stockholder, the Registration Statement did not, when it became effective, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, Registration Statement or the Prospectus; and

     (d) the sale of such Selling Stockholder’s Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Prospectus.

     5. Certain Covenants of the Company. The Company hereby agrees:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (b) to make available to the Underwriters in New York City, as soon as practicable after the execution and delivery of this Agreement and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration

Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

     (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such rule);

     (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

     (e) to file in a timely manner all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

     (f) if necessary or appropriate, to file promptly a registration statement pursuant to Rule 462(b) under the Act;

     (g) upon your request, to furnish to you and each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such communications, documents or information becomes available;

     (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such

Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

     (i) to make generally available to its security holders, and to deliver to you, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act); provided, however, that this Section 5(i) will not be construed to require the Company to file any periodic report referred to in Rule 158 prior to the time at which such report is otherwise due;

     (j) to furnish to its stockholders as soon as practicable, but in no event prior to the delivery of its proxy statement to its shareholders in accordance with applicable securities laws, after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and of cash flow of the Company) for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

     (k) to furnish to you conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) in such quantities as you shall reasonably request for distribution to each of the Underwriters;

     (l) to furnish to you as early as practicable prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(f) hereof;

     (m) not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares;

     (n) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

     (o) to furnish to you, before filing with the Commission subsequent to the effective date of this Agreement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

     (p) not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, for a period of 45 days after the date hereof, without the prior written consent of UBS Securities LLC (“UBS”) and Citigroup Global Markets Inc. (“Citigroup”), except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of outstanding options, warrants and debentures disclosed as outstanding in the Registration Statement, (iii) the granting of options and the issuances of Common Stock upon the exercise thereof pursuant to stock option and employee benefit plans of the Company in existence on the date hereof, and (iv) issuances as consideration for the acquisition of assets, businesses or companies; and

     (q) to take all action necessary to list the Shares on the NYSE.

     6. Payment of Expenses. The Company agrees with each Underwriter to pay all expenses, fees and taxes (other than any transfer taxes incurred by the Underwriters for the resale of the Shares and, except as set forth under Section 7 hereof and (iv) and (vi) below, fees and disbursements of counsel for the Underwriters, such transfer taxes, counsel fees and disbursements to be paid by the Underwriters) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) all air travel-related expenses incurred by the Company and the Underwriters and all hotel expenses attributable to the Company, in each case, in connection with any meetings with prospective investors in the Shares, (iii) the issuance, sale and delivery of the Shares by the Company, (iv) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, the Letter of Instruction and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (v) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vi) the listing of the Shares on the NYSE, (vii) the filing, if any, for review of the public offering of the Shares by the NASD (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters), and (viii) the performance of the Company’s other obligations hereunder.

     7. Reimbursement of Underwriters’ Expenses.

     If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clauses (y)(i), (iii), (iv) or (v) of Section 9 or the last paragraph of Section 10 hereof, or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 6 hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their respective counsel.

     8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

     (a) All of the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct in all material respects, or true and correct where such representations and warranties are already qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, at the Time of Purchase (and the several obligations of the Underwriters at the Additional Time of Purchase are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Sections 3 and 4 hereof, on the date hereof and at the Time of Purchase (unless previously waived) and at the Additional Time of Purchase, as the case may be), except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Company and the Selling Stockholders shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Time of Purchase and at the Additional Time of Purchase.

     (b) The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of Snell & Wilmer L.L.P., counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, stating that:

     (i) each of the Subsidiaries (other than Subsidiaries incorporated under the laws of the State of Texas (the “Texas Subsidiaries”)) (a) is a corporation, limited liability company or partnership duly incorporated or formed, as the case may be, is validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the requisite corporate, limited liability company or partnership power and authority, as the case may be, necessary to own its property and carry on its business as now being conducted;

     (ii) the Registration Statement and Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act;

     (iii) the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

     (iv) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required on the part of the Company in connection with the issuance and sale of the Shares and consummation by the Company of the transactions as contemplated hereby other than such approvals, authorizations, consents, orders and filings as have been obtained or made (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD);

     (v) to such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described as required;

     (vi) except as set forth in the Registration Statement and Prospectus or as shown on an officer’s certificate attached to the opinion, to such counsel’s knowledge there is (a) no action, suit or proceeding before or by any domestic court, arbitrator or governmental agency, body or official, now pending or threatened to which the Company or any Subsidiary is a party and (b) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is subject that such counsel believes (x) in the case of clause (a) above, could, individually or in the aggregate, reasonably be expected to (1) have a Material Adverse Effect if determined adversely to the Company or any Subsidiary or (2) interfere with or adversely affect the issuance of the Shares in any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement and (y) in the case of clause (b) above, could, individually or in the aggregate, reasonably be expected to (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Shares in any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement;

     (vii) The execution, delivery and performance by the Company of this Agreement, including the consummation of the offer and sale of the Shares, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with the giving of notice or lapse of time or both, would constitute a default) under, or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to, (A) the charter, bylaws or other constitutive documents of the Company or any Subsidiary (other than the Texas Subsidiaries, (B) any agreement or instrument binding upon the Company or any Subsidiary that is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, to the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2004, as amended, or to any Form 8-K filed by the Company subsequent to November 9, 2004, as filed with the Securities and Exchange Commission, or incorporated by reference therein, (C) any law, statute, rule or regulation applica-

ble to the Company or any Subsidiary or their respective assets or properties or (D) any judgment, order or decree of any domestic court or government agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties;

     (viii) the Company is not, and after the offering and sale of the Shares, will not be, an “investment company” or an entity controlled by an “investment company,” as such terms are defined in the Investment Company Act; and

     (ix) except as described in the Registration Statement and Prospectus, no person has, pursuant to the terms of any contract, agreement or other instrument known to such counsel (i) any preemptive rights, rights of first refusal, resale rights or similar rights with respect to the sale of the Shares to the Underwriters or (ii) the right to cause the Company to register under the Act any shares of capital stock or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares to the Underwriters as contemplated hereby.

     In addition, such counsel shall state that, in connection with the preparation of the Registration Statement and Prospectus, it has, from time to time, had discussions with officers, directors, employees and representatives of the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and Prospectus, the Selling Stockholders and the Underwriters and their counsel and representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel has not independently verified and is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus, based upon the participation and discussions described above, such counsel shall state that (relying as to materiality to the extent it deems appropriate upon officers or other representatives of the Company) no facts have come to its attention that cause it to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the Time of Purchase or Additional Time of Purchase, as the case may be, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and need not make any comment with respect to the financial statements and the notes thereto, and the other financial, demographic, statistical and accounting data included in the Registration Statement and Prospectus).

     (c) The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of Venable LLP, counsel for the Company, addressed to the Underwriters and dated the Time of Purchase or the Addi-

tional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, stating that:

     (i) the Company (a) is a corporation duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the corporate power to carry on its business as now being conducted, as that business is described in the Registration Statement and Prospectus;

     (ii) the Company has the corporate power to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated by it including, without limitation, the corporate power to issue, sell and deliver the Shares. The execution, delivery and performance by the Company. This Agreement has been duly executed and delivered by the Company;

     (iii) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not violate or conflict with the Company’s charter or bylaws;

     (iv) the Company has the number of authorized shares of stock as set forth in the Registration Statement and Prospectus under the caption “Description of capital stock”;

     (v) the issuance of the Shares has been duly authorized and, when issued, sold and paid for and delivered in accordance with this Agreement and as described in the Prospectus, the Shares will be validly issued and will be fully paid and non-assessable;

     (vi) the certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the Maryland General Corporation Law (“MGCL”);

     (vii) No personal liability will attach under the laws of the State of Maryland, the Company’s state of incorporation, to holders of the Shares for any debt or obligation of the Company solely as a result of their status as stockholders of the Company; and

     (viii) Other than with respect to the number of shares outstanding, as to which such counsel renders no opinion, the stock of the Company, including the Shares, conforms in all material respects to the description thereof contained under the caption “Description of capital stock” in the Registration Statement and Prospectus.

     (d) The Selling Stockholders shall furnish to you at the Time of Purchase an opinion of Snell & Wilmer L.L.P., counsel for the Selling Stockholders, addressed to the

Underwriters, and dated the Time of Purchase with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Cahill Gordon & Reindel llp, counsel for the Underwriters, stating that:

     (i) this Agreement have been duly executed and delivered by or on behalf of each of the Selling Stockholders;

     (ii) each Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement;

     (iii) delivery of certificates for the Shares by each Selling Stockholder pursuant hereto will pass valid and marketable title thereto to the Underwriters, free and clear of any claim, lien, encumbrance, security interest, restriction on transfer or other defect in title; and

     (iv) to the best of such counsel’s knowledge, the statements in the Prospectus Supplement under the caption “Selling Stockholders” insofar as such statements constitute a summary of the matters referred to therein present fairly the information called for with respect to such matters.

In rendering the opinion of paragraph (iii), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to which ownership of, and liens, encumbrances, equities or claims on, the Firm Shares sold by such Selling Stockholder and the existence of agreements as to which such Selling Stockholder is a party.

     (e) You shall have received at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with respect to matters as the Underwriters may require.

     (f) You shall have received from KPMG LLP and Deloitte & Touche LLP, independent public accountants for the Company, letters dated the date of this Agreement and, in the case of Deloitte & Touche LLP, the Time of Purchase and Additional Time of Purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Cahill Gordon & Reindel llp, counsel for the Underwriters.

     (g) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 2:00 P.M., New York City time, on the second business day following the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing.

     (h) Prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and remain in effect and proceedings initiated under Section 8(d) or 8(e) of the Act shall be pending; (ii) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental body, agency or official that would prevent the issuance of the Shares and, except as disclosed in the Registration Statement and Prospectus, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against the Company before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could have a Material Adverse Effect; (iii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) the Company shall not have amended or supplemented the Registration Statement or Prospectus unless the Underwriters shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have reasonably objected to such amendment or supplement.

     (i) Between the time of execution of this Agreement and the Time of Purchase or the Additional Time of Purchase, as the case may be, (a) neither the Company nor any Subsidiary shall have incurred any liabilities or obligations, direct or contingent, except in the ordinary course of business and consistent with past practice, that, individually or in the aggregate, could have a Material Adverse Effect and (b) there shall not have been any event or development in respect of the business or condition (financial or other) of the Company or the Subsidiaries that, individually or in the aggregate, could have a Material Adverse Effect.

     (j) You shall have received a certificate, dated the Time of Purchase or Additional Time of Purchase, as the case may be, signed by a Chief Executive Officer and the Chief Financial Officer of the Company, confirming, as of the Time of Purchase or the Additional Time of Purchase, as the case may be, to their knowledge, the matters set forth in paragraphs (a), (g), (h) and (i) of this Section 8.

     (k) You shall have received a certificate, dated the Time of Purchase of each Selling Stockholder to the effect that the representations and the warranties of such Selling Stockholders as set forth in this Agreement are true and correct as of each such date.

     (l) You shall have received Lock-Up Letter Agreements, dated the date of this Agreement, from each of the Company’s directors and executive officers (as set forth on Schedule C hereto);

     (m) Between the time of execution of this Agreement and the Time of Purchase or Additional Time of Purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) under the Act.

     (n) All government authorizations required in connection with the issue and sale of the Shares as contemplated under this Agreement and the performance of the Company’s obligations hereunder shall be in full force and effect.

     (o) The Underwriters shall have been furnished with such other information as they may reasonably request.

     (p) Cahill Gordon & Reindel llp, counsel to the Underwriters, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

     (q) The NYSE shall have approved the listing (subject to official notice of issuance) of the Shares.

     9. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the discretion of UBS and Citigroup, or any group of Underwriters (which may include UBS or Citigroup) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) between the time of execution of this Agreement and the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) either the Company or any Subsidiary shall have incurred any liabilities or obligations, direct or contingent, except in the ordinary course of business and consistent with past practice, that, individually or in the aggregate, could have a Material Adverse Effect or (b) there shall have been any event or development in respect of the business or condition (financial or other) of the Company or the Subsidiaries that, individually or in the aggregate, could have a Material Adverse Effect, which would, in UBS’ and Citigroup’s judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’

judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

     If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Selling Stockholders and each other Underwriter shall be notified promptly by letter or telegram from such terminating Underwriter.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6, 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

     10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11. Indemnification.

     (a) The Company and the Selling Stockholders jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company or any Selling Stockholder in Sections 3 and 4 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares, provided that no Selling Stockholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling

Stockholder (net of underwriting discounts and commissions but before deducting expenses) from the sale of Shares hereunder.

     If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Selling Stockholders in writing of the institution of such Proceeding and the Company or such Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or any Selling Stockholder shall not relieve the Company or such Selling Stockholder from any liability which the Company or such Selling Stockholder may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such Proceeding or the Company or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or such Selling Stockholder (in which case the Company or such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or such Selling Stockholder, the Company or such Selling Stockholder agrees, subject to the limitations set forth in Section 11(a) with respect to the Selling Stockholders, to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party

     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, any Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Stockholder or any such person or otherwise. The Company, any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) Subject to the limitations set forth in Section 11(a) with respect to the Selling Stockholders, if the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in sub-

section (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

     (e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each of the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholders, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

     12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fifth and ninth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

     13. Notices. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered, or telegraphed or telecopied and confirmed in writing to UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax: (203) 719-0680), Attention: Legal and Compliance Department and to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013 (fax: (212) 816-7912) Attention: General Counsel, with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 (telephone: (212) 701-3000, fax: (212) 269-5420), Attention: Daniel J. Zubkoff, Esq.; and if sent to the Company or the Selling Stockholders, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to Meritage Homes Corporation, 8501 E. Princess Drive, Suite 290, Scottsdale, AZ 85255 (telephone: (480) 998-8700, fax: (480) 998-9178), Attention: Larry W. Seay, with a copy to Snell & Wilmer L.L.P., One Arizona Center, 400 E. Van Buren St., Phoenix, AZ 85004 (telephone: (602) 382-6252, fax: (602) 382-6070), Attention: Steven D. Pidgeon, Esq.

     14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each Selling Shareholder consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each Selling Shareholder hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS, Citigroup or any indemnified party. Each of UBS, Citigroup, the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each Selling Stockholder agrees that a final determination or final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Stockholder and may be enforced in any other courts in the jurisdiction of which the Company or such Selling Stockholder is or may be subject, by suit upon such judgment.

     16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholders, the Company, and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such sections, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Selling Stockholders, the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

     If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay

Name: Larry W. Seay
Title: CFO-VP

/s/ John R. Landon

John R. Landon, as Selling Stockholder

/s/ Steven J. Hilton

Steven J. Hilton, as Selling Stockholder

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A.

UBS SECURITIES LLC

By:	/s/ Robert Crowley

Name: Robert Crowley
Title: Managing Director

By:	/s/ Keith Pelt

Name: Keith Pelt
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael S. Weiss

Name: Michael S. Weiss
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Richard W. Thaler Jr.

Name: Richard W. Thaler Jr.
Title: Managing Director

By:	/s/ Tom Bradshaw

Name: Tom Bradshaw
Title: Director

JMP SECURITIES LLC

By:	/s/ Anthony Avila

Name: Anthony Avila
Title: Managing Director

A.G. EDWARDS & SONS, INC.

By:	/s/ Douglas D. Rubenstein

Name: Douglas D. Rubenstein
Title: Managing Director

SCHEDULE A

Number of
Underwriter	Firm Shares

UBS SECURITIES LLC	600,000
CITIGROUP GLOBAL MARKETS INC.	600,000
DEUTSCHE BANK SECURITIES INC.	112,500
JMP SECURITIES LLC	112,500
A.G. EDWARDS & SONS, INC.	75,000

Total	1,500,000

SCHEDULE B

Number of
Selling Stockholders	Firm Shares

John R. Landon	300,000
Steven J. Hilton	300,000

Total	600,000

SCHEDULE C

Directors and Executive Officers

1.	John R. Landon

2.	Steven J. Hilton

3.	Larry W. Seay

4.	Richard T. Morgan

5.	Vicki L. Biggs

6.	Peter L. Ax

7.	William G. Campbell

8.	Raymond Oppel

9.	Robert G. Sarver

10.	C. Timothy White

11.	Gerald Haddock

12.	Richard T. Burke

EXHIBIT A

			%
	Jurisdiction of		Owned by the
	Incorporation or		Company (directly
Subsidiary	Formation	Stockholders	or indirectly)

Monterey Homes Arizona, Inc.	Arizona	Meritage Homes Corporation	100%

Meritage Paseo Crossing, LLC	Arizona	Monterey Homes Arizona, Inc.	100%

Monterey Homes Construction, Inc.	Arizona	Meritage Homes Corporation	100%

Meritage Paseo Construction, LLC	Arizona	Monterey Homes Construction, Inc.	100%

Meritage Homes of Arizona, Inc.	Arizona	Meritage Homes Corporation	100%

Meritage Homes Construction, Inc.	Arizona	Meritage Homes Corporation	100%

MTH-Texas GP, Inc.	Arizona	Meritage Homes Corporation	100%

MTH-Texas LP, Inc.	Arizona	Meritage Homes Corporation	100%

Legacy/Monterey Homes L.P.	Arizona	MTH-Texas GP, Inc. MTH-Texas LP, Inc.	100%

Meritage Homes of California, Inc.	California	Meritage Homes Corporation	100%

Texas Home Mortgage Corporation	Texas	Meritage Homes Corporation	100%

Legacy Operating Company, L.P.	Texas	MTH-Texas GP, Inc. MTH-Texas LP, Inc.	100%

Hulen Park Venture, LLC	Texas	Legacy/Monterey Homes L.P.	100%

Meritage Holdings, L.L.C.	Texas	Legacy/Monterey Homes L.P.	100%

MTH-Texas GP II, Inc.	Arizona	Meritage Homes Corporation	100%

MTH Homes-Texas, L.P	Texas	MTH-Texas GP II, Inc. MTH-Texas LP II, Inc.	100%

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			%
	Jurisdiction of		Owned by the
	Incorporation or		Company (directly
Subsidiary	Formation	Stockholders	or indirectly)

MTH-Texas LP II, Inc.	Arizona	Meritage Homes Corporation	100%

MTH-Homes Nevada, Inc.	Arizona	Meritage Homes Corporation	100%

MTH-Cavalier, LLC	Arizona	Monterey Homes Construction, Inc.	100%

MTH Mortgage, LLC	Arizona	Monterey Homes Arizona, Inc.	55%

MTH Golf, LLC	Arizona	Meritage Homes Construction, Inc.	100%

Legacy-Hammonds Materials, L.P.	Texas	Meritage Holdings, L.L.C. Legacy/Monterey Homes L.P.	100%

Meritage Homes of Colorado, Inc.	Arizona	Meritage Homes Corporation	100%

Meritage Homes of Florida, Inc.	Arizona	Meritage Homes Corporation	100%

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EXHIBIT B

Meritage Homes Corporation

Lock-Up Agreement

[            ], 2005

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Re:	Meritage Homes Corporation – Lock-Up Agreement

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.01 per share (“Common Stock”), of Meritage Homes Corporation, a Maryland corporation (the “Company”), or securities convertible into or exchangeable or exercisable for shares of Common Stock. The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in such agreement (collectively, the “Underwriters”), with the Company, providing for a public offering of (i) newly issued shares of Common Stock (the “Company Offered Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-87398) filed with the Securities and Exchange Commission (the “SEC”) and (ii) shares of Common Stock (the “Shareholder Offered Shares” and, together with the Company Offered Shares, the “Offered Shares”) held by certain selling shareholders (the “Selling Shareholders”) pursuant to a Registration Statement on Form S-3 (File No. 333-58793) filed with the SEC.

     In consideration of the agreement by the Underwriters to offer and sell the Offered Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final prospectus covering the public offering of the Offered Shares and continuing to and including the date 45 days after the date of such final prospectus, the undersigned will not offer, sell, contract to sell, hypothecate, pledge, loan, grant any option to purchase, make any short sale or otherwise dispose of or grant any rights with respect to any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), except that, as a group, all

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directors and officers executing lock-up agreements in connection with the Offered Shares (other than John R. Landon and Steven J. Hilton to whom such exception shall not apply) may sell up to 100,000 shares of Common Stock in the aggregate. All such sales must be pre-cleared by Larry Seay, the Company’s Chief Financial Officer. Written notice of any such sale shall be given to the Representatives promptly following such sale.

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation, (iv) in connection with a simultaneous sale of all or substantially all of the Common Stock of the Company (by means of a merger, consolidation, tender offer or otherwise) or (v) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. It shall be a condition to any transfer permitted by the first sentence of this paragraph (other than clause (iv) thereof) that (a) the transferee execute an agreement stating that the transferee is receiving and holding the Undersigned’s Shares subject to the provisions of this Agreement and there shall be no further transfer of the Undersigned’s Shares except in accordance with this Agreement and (b) any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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Very truly yours,

Exact Name of Record and/or Beneficial Owner

Authorized Signature

Title

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